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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


  As independent public accountants, we hereby consent to the incorporation of our reports dated January 27, 1998, included in this Form 10-K, into the Company's previously filed Registration Statement Form S-3 (No. 33-28942); Registration Statement Form S-8 (No. 33-28939); Registration Statement Form S-8 (No. 33-29163); Registration Statement Form S-8 (No. 33-32824); Registration Statement Form S-3 (No. 33-35988); Registration Statement Form S-8 (No. 33-37377), Registration Statement Form S-3 (No. 33-49918); Registration Statement Form S-8 (No. 33-71114); and Registration Statement Form S-8 (33-58335); Registration Statement Form S-4 (33-60391); Registration Statement Form S-8 (33-63699); Registration Statement Form S-8 (333-25509); Registration Statement Form S-8 (333-25667); and Registration Statement Form S-8 (333-29835).

                                       Arthur Andersen LLP


Dallas, Texas
March 26, 1998

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